CONVERSION AGREEMENT

This Conversion Agreement (the “Agreement”), is made and entered into on November 30, 2018 (the “Effective Date”), by and among Omphalos Corp., a Nevada company, (the “Company”), Sheng-Peir Yang, (the “Creditor”), Omphalos Corp. (Taiwan), (the “Omphalos TW”), a Taiwanese company, and All Fine Technology Co., Ltd. (Taiwan), (the “All Fine TW”), a Taiwanese company, one of the Company’s subsidiaries. The Creditor, Omphalos TW, All Fine TW, and the Company are sometimes hereinafter collectively referred to as the “Parties” and each as a “Party”.

RECITALS

            WHEREAS, as of the date of this Agreement, the Company has 30,063,760 shares of common stock issued and outstanding, par value $0.0001 (the “Common Shares”);

            WHEREAS, Omphalos TW and All Fine TW were formed under the laws of Taiwan and has its business operations in Taiwan;

            WHEREAS, the Company owns 100% of equity interests in Omphalos TW and All Fine TW through Omphalos Corp. (B.V.I.) (“Omphalos BVI”), a wholly owned subsidiary of the Company;

            WHEREAS, the Creditor serves as the chief executive officer and chairman of the Company, Omphalos TW, and All Fine TW;

            WHEREAS, from time to time over the past decade, the Creditor provided liquidity in the form of debt to fund the business operations of the Company, Omphalos TW, and All Fine TW;

            WHEREAS, as of June 30, 2018, Omphalos TW, All Fine TW, and the Company accumulated debts to the Creditor in an aggregate amount of approximately $1,697,474 stated in a loan agreement entered by and among the parties (the “Loan Agreement”);

            WHEREAS, the Creditor intends to convert an amount of $85,000 out of $1,697,474 (the “Debt”) to Common Shares of the Company at a price of $0.001 per share (the “Conversion”);

            WHEREAS, the Parties have determined that it is desirable and in the best interests of the Parties to memorialize the Conversion and effect this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
CONVERSION AND CLOSING

            1.1.        Conversion. The Company irrevocably agrees hereby, effective as of the Closing Date (as defined below), that Creditor shall be issued 85,000,000 Common Shares pursuant to the terms and conditions of this Agreement in consideration for Creditor’s cancellation and discharge of the principal and any accrued interest arising from the Debt.

            1.2.        Closing

            a.        On the Closing Date (defined below), the Company shall deliver the certificates representing the Common Shares to Creditor.

            b.        On the Closing Date, the Creditor shall deliver or cause to be delivered to the Company the appropriate documents, as shall be reasonably acceptable to the Company, consenting to the cancellation of such Debt, including the principal and accrued but unpaid interest.

            c.        The Closing shall be held at Hunter Taubman Fisher & Li, LLC in New York, New York, on January 4, 2019 (the “Closing Date”).

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE CREDITOR

            The Creditor hereby represents and warrants to the Parties, as follows:

            2.1.        Not a U.S. Person. The Creditor is a “non-US person” as defined in Regulation S. The Creditor further makes the representations and warranties to the Company set forth on Exhibit A. Such Creditor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Creditor is not a broker-dealer, nor an affiliate of a broker-dealer.

            2.2.        Exemption. The Creditor understands that the Common Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Creditor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Creditor set forth herein in order to determine the availability of such exemptions and the eligibility of the Creditor to acquire the Common Shares.

            2.3.        Information. The Creditor and its advisors, if any, have had the opportunity to ask questions of management of the Company and its Subsidiaries and have been furnished with all information relating to the business, finances and operations of the Company and information relating to the offer and sale of the Common Shares which have been requested by the Creditor or its advisors. Neither such inquiries nor any other due diligence investigation conducted by the Creditor or any of its advisors or representatives shall modify, amend or affect the Creditor’s right to rely on the representations and warranties of the Company contained herein. The Creditor understands that its investment in the Common Shares involves a significant degree of risk. The Creditor further represents to the Company that the Creditor’s decision to enter into this Agreement has been based solely on the independent evaluation of the Creditor and its representatives.

            2.4.        Governmental Review. The Creditor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Shares.

            2.5.        Transfer or Re-sale. The Creditor understands that the sale or re-sale of the Common Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Shares may not be transferred unless (i) the Common Shares are sold pursuant to an effective registration statement under the Securities Act, (ii) the Creditor shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Common Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company, (iii) the Common Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Creditor who agrees to sell or otherwise transfer the Shares only in accordance with this Section 2.2(f) and who is a non-US person, (iv) the Common Shares are sold pursuant to Rule 144, or (v) the Common Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”). Notwithstanding the foregoing or anything else contained herein to the contrary, the Common Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

            2.6.        Legend. The Creditor understands that the Common Shares shall bear a restrictive legend in the form as set forth below. The Creditor understands that, until such time the Common Shares may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Common Shares may bear a restrictive legend in substantially the form set forth below (and a stop-transfer order may be placed against transfer of the certificates evidencing such Securities).

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE LOCAL SECURITIES LAWS AND REGULATIONS, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE LOCAL SECURITIES LAWS AND REGULATIONS, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C), (D) OR (E), THE HOLDER HAS DELIVERED TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT”

            2.7.        Residency. The Creditor is a resident of the jurisdiction set forth immediately below such Creditor’s name on the signature pages hereto.

            2.8.        Convert Entirely for Own Account. The Creditor represents that he is not a “distributor” of securities, as that term is defined in Regulation S, nor a dealer in securities. The Common Shares to be converted by the Creditor hereunder will be acquired for investment for his own account, for investment purposes only and not with an intent or view towards further sale or distribution (as such term is used in Section 2(11) of the Securities Act) thereof. The Creditor has not pre-arranged any sale with any other purchaser and has no plans to enter into any such agreement or arrangement.

            2.9.        No General Solicitation. The Creditor acknowledges that the Common Shares were not offered to such Creditor by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Creditor was invited by any of the foregoing means of communications.

            2.10.      Rule 144. Such Creditor understands that the Common Shares must be held indefinitely unless such Common Shares are registered under the Securities Act or an exemption from registration is available. Such Creditor acknowledges that such Creditor is familiar with Rule 144 and Rule 144A, of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 and Rule 144A, as applicable, permits resales only under certain circumstances. Such Creditor understands that to the extent that Rule 144 or Rule 144A is not available, such Creditor will be unable to sell any Common Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

            2.11.      Brokers. Creditor does not have any knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement.

            2.12.      Acquisition for Investment. The Creditor is a “non-US person” as defined in Regulation S, acquiring the Common Shares solely for the its own account for the purpose of investment and not with a view to or for sale in connection with a distribution to anyone.

            2.13.      Independent Investment Decision. Such Creditor has independently evaluated the merits of its decision to purchase Shares pursuant to this Agreement, and such Creditor confirms that it has not relied on the advice of any other person’s business and/or legal counsel in making such decision. Such Creditor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Creditor in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Creditor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

            2.14.      Power and Authority. All acts required to be taken by the Creditor to enter into this Agreement and to carry out the obligations described herein. The obligations of the Creditor under this Agreement constitute legal, valid and binding obligations of the Creditor, enforceable against the Creditor in Taiwan, British Virgin Islands , and United States in accordance with the terms hereof.

            2.15.      No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Creditor of the transactions contemplated hereby and thereby or relating hereto do not and will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Creditor is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Creditor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Creditor). Such Creditor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, provided, that for purposes of the representation made in this sentence, such Creditor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

            2.16.      Confidential Information. Creditor agrees that Creditor and its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which Creditor may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to Creditor pursuant to this Agreement, unless such information is (i) known to the public through no fault of Creditor or his or its employees or representatives; (ii) becomes part of the public domain other than by a breach of this Agreement; (iii) becomes known by the action of a third party not in breach of a duty of confidence; or (iv) is required to be disclosed to a third party pursuant to any applicable law, government resolution, or decision of any court or tribunal of competent jurisdiction; provided, however, that a Creditor may disclose such information (i) to its attorneys, accountants and other professionals in connection with their representation of Creditor in connection with Creditor’s investment in the Company, (ii) to any prospective permitted transferee of the Common Shares, or (iii) to any general partner or affiliate of Creditor, so long as the prospective transferee agrees to be bound by the provisions of this Section 2.15.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to the other Parties that the Common Shares, when issued and allotted in accordance with this Agreement: (a) will be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, (b) will be issued free and clear of any mortgage, pledge, security interest, encumbrance, Lien, charge or debt of any kind, any trust, any filing or agreement to grant, deposit or file a pledge or financing statement as debtor under applicable law, any subordination arrangement in favor of any person, or any other third party right of any kind, and (c) no consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required in connection with the execution and delivery of this Agreement.

ARTICLE 4
JOINT REPRESENTATIONS AND FURTHER COVENANTS

            The Parties agree as follows:

            4.1        The Company shall hold Creditor harmless for any commission and/or fees agreed to be paid by the Company to any broker, finder or other person or entity acting or purporting to act in a similar capacity and Creditor shall hold Company harmless for any commission and/or fees agreed to be paid by Creditor to any broker, finder or other person or entity acting or purporting to act in a similar capacity.

            4.2        To furnish to the other such additional information regarding themselves as the other shall reasonably request prior to closing and which may be obtained without any unreasonable hardship or expense in connection with the consummation of the transactions contemplated in this Agreement.

            4.3        To do all things reasonably necessary or convenient before or after the closing, and without further consideration, to consummate the transactions contemplated herein.

ARTICLE 5
INDEMNIFICATION BY THE CREDITOR

The Creditor agrees to indemnify, defend and hold harmless Company against and in respect of any loss, damage, deficiency, cost or expense (including without limitation reasonable attorneys’ fees) resulting from any breach by Creditor of any of the representations, warranties, covenants or agreements of Creditor contained in this Agreement.

ARTICLE 6
INDEMNIFICATION BY THE COMPANY

Company agrees to indemnify, defend and hold harmless the Creditor against and in respect of any loss, damage, deficiency, cost or expense (including without limitation reasonable attorneys’ fees) resulting from any breach by Company of any of the representations, warranties, covenants or agreements of Company contained in this Agreement.

ARTICLE 7
MISCELLANEOUS

            7.1.        Entire Agreement. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent relating to the Debt and the Conversion. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all Parties with respect to a modification or amendment or the Party granting the waiver with respect to a waiver. Neither course of conduct or dealing nor trade custom or usage shall modify any provisions of this Agreement.

            7.2.        Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, to the end that transactions are fulfilled to the extent possible.

            7.3.        Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of Taiwan, without regard to principles of conflict of laws. The Parties hereby submit and consent to the exclusive jurisdiction of the courts in Taiwan.

            7.4.        Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            7.5.        Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them in person to all other Parties.

            7.6.        SEC Reporting. Creditor shall file required SEC disclosures with regard to the acquisition and ownership of the Common Shares

            7.7        Survival. The representations and warranties contained herein shall survive the Closing Date for a period of one (1) year, except for Section 2.13, which will last indefinitely.

ARTICLE 5
DEFINITIONS

            The following terms, as used in the Agreement, have the following meanings:

            “Business Day” means any day that the major U.S. stock exchange markets are open for trading.

            “Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound.

            “Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, local, domestic or foreign.

            “Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

            “Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a person or its assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

            “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interests or encumbrance of any kind in respect to such asset, other than any encumbrances created by the Parent.

            “Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Governmental Entity.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on the date first written above by their respective officers thereunto duly authorized.

Omphalos Corp.

By:	/s/ Sheng-Peir Yang
Name:	Sheng-Peir Yang
Title:	Chief Executive Officer

The Creditor

By:	/s/ Sheng-Peir Yang
Name:	Sheng-Peir Yang
Address:	Unit 2, 15 Fl., No. 83, Nankan Rd. Sec. 1,
Luzhu Dist., Taoyuan City, 33859, Taiwan

Omphalos Corp. (Taiwan)

By:	/s/ Sheng-Peir Yang
Name:	Sheng-Peir Yang
Title: President

All Fine Technology Co. (Taiwan)

By:	/s/ Sheng-Peir Yang
Name:	Sheng-Peir Yang
Title:	President

EXHIBIT A TO
THE SECURITIES PURCHASE AGREEMENT
______________________________________

NON U.S. PERSON REPRESENTATIONS

The Creditor indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Shares, such person or entity was outside the United States.

2.

Such person or entity is acquiring the Shares for such Shareholder’s own account, for investment and not for distribution or resale to others and is not purchasing the Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.

Such person or entity will make all subsequent offers and sales of the Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.

Such person or entity has no present plan or intention to sell the Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Shares and is not acting as a Distributor of such securities.

5.

Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Shares substantially in the form set forth in Section 5.1.

7.

Such person or entity is not acquiring the Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.

Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Shares.

10.

Such person or entity understands the various risks of an investment in the Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Shares.

11.

Such person or entity has had access to the Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Shares.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Shares.

13.

Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

14.

Such person or entity will not sell or otherwise transfer the Shares unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.

Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

16.

Such person or entity understands and acknowledges that the Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.